UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 22, 2010

____________________

GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)
____________________

Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 531-1943
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

Grand River Commerce, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders on Thursday, April 22, 2010, at 10:00 a.m., at The Pinnacle Center, located at 3330 Highland Dr., Hudsonville, Michigan.  The matters listed below were submitted to a vote of the Company’s shareholders.  Set forth below are the final voting results on each such matter.

1. Election of Directors.  Each of the three nominated Class I directors were approved to serve until the 2011 annual meeting of shareholders.  Each of the three nominated Class II directors were approved to serve until the 2012 annual meeting of shareholders.  Each of the three nominated Class III directors were approved to serve until the 2013 annual meeting of shareholders.  Each nominee was elected and the final results of the votes cast for and votes withheld were as follows:

	Votes	Votes
Class I Directors	For	Withheld
Richard J. Blauw	975,109	500
David H. Blossey	974,609	1,000
Roger L. Roode	975,109	500

	Votes	Votes
Class II Directors	For	Withheld
Cheryl M. Blouw	974,809	800
Lawrence B. Fitch	975,109	500
David K. Hovingh	975,109	500

	Votes	Votes
Class III Directors	For	Withheld
Robert P. Bilotti	973,609	2,000
Jeffrey A. Elders	975,109	500
Jerry A. Sytsma	975,109	500

There were no votes against, abstentions or broker non-votes.

2. Approval and Adoption of Stock Incentive Plan.  The shareholders approved and adopted the Company’s 2009 Stock Incentive Plan with 960,180 shares voted “FOR,” 10,379 shares voted “AGAINST” and 5,050 shares “ABSTAIN.”  There were no broker non-votes.

3. Ratification of Appointment of Independent Registered Public Accounting Firm.  The shareholders ratified the appointment of Rehmann Robson P.C. as our independent registered public accounting firm for fiscal year ending December 31, 2010 with 973,859 shares voted “FOR,” 0 shares voted “AGAINST” and 1,750 shares “ABSTAIN.”  There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: May 7, 2010	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer